EXECUTION COPY

                    SERIES A PREFERRED STOCK AGREEMENT

     This Series A Preferred Stock Agreement (the "PREFERRED STOCK AGREEMENT"), dated as of December 5, 1995, by and among Hercules Incorporated ("HERCULES"), MacDermid, Incorporated (MACDERMID") and MacDermid Imaging Technology, Inc. ("MACDERMID DELAWARE") is entered into pursuant to Section 3.4 of the Sales and Purchase Agreement dated as of November 29, 1995 between HERCULES and PARENT (the "SALE AND PURCHASE AGREEMENT"). This PREFERRED STOCK AGREEMENT is part of the DEFINITIVE AGREEMENTS referred to in the SALE AND PURCHASE AGREEMENT and is being entered into by the parties hereto in consideration of the mutual covenants and agreements contained in the DEFINITIVE AGREEMENTS.
Section 1 - DEFINITIONS

            (a) Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the SALE AND
PURCHASE AGREEMENT.

            (b)  "CERTIFICATE OF DESIGNATIONS" means the
Certificate of Designations of the Series A Preferred Stock, filed with the Secretary of State of Delaware on December 5, 1995. A copy of the CERTIFICATE OF DESIGNATIONS is attached hereto as Exhibit A.

            (c) "CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK" means the Certificate of Designations of the EXCHANGE STOCK. A copy of the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK for shares of EXCHANGE STOCK to be issued pursuant to
Section 5 upon the occurrence of an EXCHANGE EVENT described in Sections 5 (a) (I) and (ii) and pursuant to Section 9 is attached hereto as Exhibit B. A copy of the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK for shares of EXCHANGE STOCK to be issued by PARENT pursuant to Section 5 hereof upon the occurrence of the EXCHANGE EVENT described in Section 5 (a) (iii) is attached hereto as Exhibit C.

             (d)  "EXCHANGE STOCK" means the 6% Redeemable SERIES
A PREFERRED STOCK no par value, of PARENT to be issued to HERCULES in exchange for the SERIES A PREFERRED STOCK pursuant to Sections 5 and 9.

             (e) "LIQUIDATION PREFERENCE" means the liquidation preference defined and provided for in the CERTIFICATE OF
DESIGNATIONS and the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE
STOCK.

              (f) "PARENT" means MACDERMID, unless MACDERMID is reincorporated into another entity by means of a holding company merger or otherwise or otherwise restructured so that it is no longer the ultimate parent of MACDERMID DELAWARE, in which case then the term PARENT shall mean the ultimate parent of MACDERMID and MACDERMID DELAWARE.

               (g) "PREFERRED STOCK" means the EXCHANGE STOCK and SERIES A PREFERRED STOCK, as the case may be.

               (h)  "SERIES A PREFERRED DIRECTORS" means the
Series A Preferred Directors as defined and provided for in the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK.

               (i)  "SERIES A PREFERRED STOCK" means the 6%
Redeemable Series A Preferred Stock, no par value, of MACDERMID
DELAWARE.

Section 2 - REPRESENTATIONS AND WARRANTIES
               PARENT and MACDERMID DELAWARE, jointly and severally, represent and warrant to HERCULES each of the representations and warranties set forth below, as of the date hereof, through and as of the CLOSING. The representations and warranties set forth below shall survive the CLOSING and continue so long as any share of the PREFERRED STOCK remains outstanding.

               (a) MACDERMID DELAWARE is duly organized, validly existing and is in good standing under the laws of the State of Delaware. Complete and correct copies of the Certificate of Incorporation and Bylaws of MACDERMID DELAWARE, as currently in effect, have been provided to HERCULES.

                (b)  MACDERMID DELAWARE has the requisite
corporate power and authority to create the SERIES A PREFERRED STOCK, to designate the rights and preferences of the SERIES A PREFERRED STOCK and to issue the SERIES A PREFERRED STOCK to HERCULES pursuant to this PREFERRED STOCK AGREEMENT. The creating of the SERIES A PREFERRED STOCK, the designation of the rights and preferences of the SERIES A PREFERRED STOCK and the issuance of the SERIES A PREFERRED STOCK have been duly authorized by the Board of directors of MACDERMID DELAWARE, and no other consent, approval or other action of its stockholders or Board of Directors is required therefor.

                (c) PARENT has the requisite corporate power and authority to create the EXCHANGE STOCK required to be issued pursuant to Section 5 hereof upon the occurrence of an EXCHANGE EVENT described in Sections 5 (a) (I) and (ii) and pursuant to
Section 9 hereof, to designate the rights and preferences of such stock and to issue such stock pursuant to this PREFERRED STOCK AGREEMENT.

                 (d) PARENT and MACDERMID DELAWARE each has the requisite corporate power and authority to execute and perform this PREFERRED STOCK AGREEMENT. All action necessary for the authorization, execution and delivery of this PREFERRED STOCK AGREEMENT has been taken, including, but not limited to, obtaining any necessary approval by the stockholders or the board of Directors of either PARENT or MACDERMID DELAWARE. This PREFERRED STOCK AGREEMENT constitutes a valid and binding obligation on each of PARENT and MACDERMID DELAWARE and neither the execution, delivery nor performance of this PREFERRED STOCK AGREEMENT by PARENT or MACDERMID DELAWARE will violate (i) any provision of the Restated Certificate of Incorporation or Bylaws of MACDERMID DELAWARE or (iii) subject to the MACDERMID MATERIALITY STANDARD, any agreement or other instrument to which PARENT and/or MACDERMID DELAWARE is a party or to which PARENT or MACDERMID DELAWARE is bound.

                  (e) No holder of any of the capital stock of MACDERMID DELAWARE is entitled to any preemptive rights and there are no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of MACDERMID DELAWARE, or subscriptions, warrants, options, calls, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any such securities, or any interest therein. Upon delivery to HERCULES of certificates representing the SERIES A PREFERRED STOCK, HERCULES will acquire good and valid title thereto.

                  (f) No holder of any of the shares of capital stock of PARENT is entitled to any preemptive rights. Upon delivery to HERCULES of certificates representing the EXCHANGE STOCK, HERCULES will acquire good and valid title thereto, free and clear of any ENCUMBRANCES other than such as may be imposed pursuant to this PREFERRED STOCK AGREEMENT.

Section 3 - ISSUANCE OF THE SERIES A PREFERRED STOCK
                   Pursuant to Section 3.1 of the SALE AND
PURCHASE AGREEMENT, as partial consideration for the purchase and sale of the E&PD Business, MACDERMID DELAWARE hereby issues and sells to HERCULES, and HERCULES hereby purchases 30,000 shares of SERIES A PREFERRED STOCK as such number may be adjusted pursuant to the terms of the POST-CLOSING ADJUSTMENT, having the rights and preferences set forth in the CERTIFICATE OF DESIGNATIONS. Each share when issued pursuant hereto, or when issued in payment of dividends thereon, is or shall be, as the case may be, validly issued, fully paid, nonassessable and free and clear of any ENCUMBRANCES, other than such as may be imposed pursuant to this PREFERRED STOCK AGREEMENT.

Section 4 - FUNDS FOR REDEMPTION
                 Subject to the provisions set forth in the CERTIFICATE OF DESIGNATIONS describing and limiting the obligation of MACDERMID DELAWARE to redeem shares of SERIES A PREFERRED STOCK so long as HERCULES holds shares of SERIES A PREFERRED STOCK, parent shall provide to MACDERMID DELAWARE (by loan, capital contribution or otherwise) sufficient funds to enable MACDERMID DELAWARE to fully satisfy in a timely manner all of its obligations under the CERTIFICATE OF DESIGNATIONS and under this PREFERRED STOCK AGREEMENT.

Section 5 - EXCHANGE OF THE SHARES
                 (a)  MACDERMID shall be required to immediately
(i) exchange each outstanding share of SERIES A PREFERRED STOCK regardless of whether such share was issued as a dividend or as part of the original issuance of the SERIES A PREFERRED STOCK for one share of EXCHANGE STOCK and (ii) issue one share of EXCHANGE STOCK for each $1,000 worth of accrued but unpaid dividends on the SERIES A PREFERRED STOCK (whether or not the applicable Dividend Payment Date has occurred under the CERTIFICATE OF DESIGNATIONS) upon the occurrence of any of the following events (each, an "EXCHANGE EVENT"):

                  (i) The failure of PARENT to cure any of the following defaults by MACDERMID DELAWARE within fifteen days after being notified by HERCULES that such default has occurred and is continuing: The failure of MACDERMID DELAWARE to perform its obligation to (a) redeem shares of SERIES A PREFERRED STOCK pursuant to the terms and conditions in the CERTIFICATE OF DESIGNATIONS or (b) pay any dividend on the SERIES A PREFERRED STOCK pursuant to the CERTIFICATE OF DESIGNATIONS, in either case, whether or not there are sufficient funds or surplus to make such redemption or payment.

                  (ii)  The incurrence of indebtedness or the
entering into a contractual arrangement by either PARENT or MACDERMID DELAWARE which is prohibited by Section 7 of this PREFERRED STOCK AGREEMENT, if such indebtedness or contractual arrangement continues for fifteen days after PARENT receives notice of such from HERCULES.

                   (iii)  The reincorporation of PARENT from a
corporation organized under the laws of the State of Connecticut to a corporation organized under the laws of the State of Delaware (whether such reincorporation takes the form of a holding company merger or otherwise). Immediately after PARENT reincorporates from a corporation organized under the laws of the State of Connecticut to a corporation organized under the laws of the State of Delaware, it shall authorize the issuance of the shares of EXCHANGE STOCK required pursuant to this Section.

                   (b) PARENT shall take all steps necessary to ensure that (i) the shares of EXCHANGE STOCK issued upon the occurrence of an EXCHANGE EVENT described in Section 5 (a) (I) and (ii) or pursuant to Section 9 have the designations, rights and preferences provided for in the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK attached as Exhibit B hereto and (ii) the share of EXCHANGE STOCK issued upon the occurrence of the EXCHANGE EVENT described in Section 5 (a) (iii) hereof shall have the designations, rights and preferences provided for in the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK attached as Exhibit C hereto, unless otherwise agreed to by HERCULES.

                  (c) Upon the occurrence of an EXCHANGE EVENT, PARENT (I) shall immediately deposit on the earliest practicable date (the "EXCHANGE DATE") with a bank or trust company the number of shares of EXCHANGE STOCK necessary to comply with the provisions of this Section 5 and (ii) shall notify the holders of the Series A Preferred Stock as soon as practicable thereafter of the EXCHANGE EVENT and of the place where certificates for the shares of SERIES A PREFERRED STOCK are to be surrendered for exchange. Upon the surrender of a certificate evidencing the SERIES A PREFERRED STOCK to PARENT at the place designated in such notice, the holders of the SERIES A PREFERRED STOCK shall thereupon be entitled to receive one share of EXCHANGE STOCK for each share of SERIES A PREFERRED STOCK surrendered plus one share of EXCHANGE STOCK for each $1,000.00 worth of accrued but unpaid dividends on the SERIES A PREFERRED STOCK held by such holder, whether or not the applicable Dividend Payment Date has occurred.

Section 6 - BOARD REPRESENTATION
                  (a)  PARENT shall cause and maintain the
election of one designee of HERCULES, who is acceptable to PARENT (which acceptance may be withheld by PARENT in its absolute discretion), to the Board of Directors of PARENT as promptly as possible following the acceptance by PARENT of a HERCULES designee; PARENT hereby agreeing that Mr. R. Keith Elliott, President and chief Operating Officer of HERCULES ("MR. ELLIOTT"), if designated by HERCULES, will be accepted. Notwithstanding the foregoing, if HERCULES does not designate a person acceptable to PARENT by the second anniversary of the CLOSING DATE (the "SECOND ANNIVERSARY DATE"), HERCULES, may thereafter designate only MR. ELLIOTT, and if HERCULES does not so designate MR. ELLIOTT during the thirty day period following the SECOND ANNIVERSARY DATE, then all of HERCULES' rights under this Section 6 (a) will terminate. Except as provided in the preceding sentence, the right of HERCULES to have its designee serve as a director of PARENT shall continue so long as HERCULES beneficially owns any outstanding shares of PREFERRED STOCK. If, at any time HERCULES no longer beneficially owns any outstanding shares of PREFERRED STOCK (i) the rights and obligations described above shall thereupon terminate and (ii) the term of the designee of HERCULES as a director of the Board of Directors of PARENT shall thereupon terminate.

                  (b)  After the CLOSING DATE, the Board of
Directors of MACDERMID DELAWARE shall, so long as HERCULES is the beneficial owner of SERIES A PREFERRED STOCK, consist solely of the following directors: (1) Daniel H. Leever ("MR. LEEVER"), unless MR. LEEVER shall be unable to serve as a director, then the Chief Executive Officer of PARENT, (2) Arthur J. LoVetere ("MR. LOVETERE"), unless MR. LOVETERE shall be unable to serve as a director, then the Chief Financial Officer of PARENT and (3) MR. ELLIOTT, unless MR. ELLIOTT shall be unable to serve as a director, then another senior executive officer of HERCULES designated by HERCULES.

Section 7 - SPECIAL COVENANTS
                  (a) In the event and for so long as MACDERMID DELAWARE shall be in default of its obligation to redeem shares of SERIES A PREFERRED STOCK pursuant to the CERTIFICATE OF DESIGNATIONS or fails to pay any dividend pursuant to the CERTIFICATE OF DESIGNATIONS, neither PARENT nor MACDERMID DELAWARE may pay, or declare and set aside for payment, any dividends or other distributions on any other class or series of capital stock of PARENT or MACDERMID DELAWARE, as the case may be.

                   (b)  So long as HERCULES holds shares of
PREFERRED STOCK, neither PARENT nor MACDERMID DELAWARE shall, directly or indirectly, incur indebtedness, or enter into any other contractual arrangement, which by its terms would unconditionally prevent PARENT or MACDERMID DELAWARE from fulfilling any of its obligations under (i) this PREFERRED STOCK AGREEMENT, (ii) the CERTIFICATE OF DESIGNATIONS or (iii) the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK, including, but not limited to any obligations respecting (a) the payment of dividends to holders of shares of SERIES A PREFERRED STOCK or,
(b) the timely payment of the LIQUIDATION PREFERENCE or REDEMPTION PRICE of any share of PREFERRED STOCK, pursuant to either the CERTIFICATE OF DESIGNATIONS or the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK.

Section 8 - MANDATORY REDEMPTION
                    PARENT shall be required to redeem all
outstanding shares of EXCHANGE STOCK and cause MACDERMID DELAWARE to redeem all outstanding shares of SERIES A PREFERRED STOCK upon the occurrence of a change in control of PARENT within the meaning of Section 3.5 of the SALE AND PURCHASE AGREEMENT.
Shares required to be redeemed pursuant to this Section shall be redeemed in cash at the redemption price of $1,000.00 per share plus an amount equal to all accrued but unpaid dividends on such share, whether or not the applicable DIVIDEND PAYMENT DATE has occurred pursuant to the CERTIFICATE OF DESIGNATIONS or the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK.

Section 9 - PAYMENT UPON LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE AFFAIRS OF MACDERMID DELAWARE
                  In the event of any liquidation, dissolution of winding-up of the affairs of MACDERMID DELAWARE or any conversion of the SERIES A PREFERRED STOCK into any other security or property deemed to be a liquidation, dissolution or winding-up of the corporation pursuant to Section 5 of the CERTIFICATE OF DESIGNATIONS (whether by merger, recapitalization or similar transaction), in which HERCULES receives less than the full LIQUIDATION PREFERENCE provided for in Section 5 of the CERTIFICATE OF DESIGNATIONS irrespective of whether sufficient assets of MACDERMID DELAWARE exist (the "LIQUIDATION PAYMENT"), HERCULES shall be entitled to receive a payment from PARENT in the amount of the LIQUIDATION PAYMENT minus the total amount of payments of the LIQUIDATION PREFERENCE that HERCULES has received as of the Distribution Date. Such payment may be made by PARENT in cash or in shares of EXCHANGE STOCK, or any combination thereof.

Section 10 - SALE OF MACDERMID

                 If an agreement for the sale, acquisition or merger of PARENT (including the sale of substantially all of the assets of PARENT) is entered into and the obligations of PARENT under this PREFERRED STOCK AGREEMENT, the CERTIFICATE OF DESIGNATION and/or the CERTIFICATE OF DESIGNATION OF THE EXCHANGE STOCK are not either unconditionally assumed or assumed to the reasonable satisfaction of HERCULES by operation of law or by contract by the acquiring PERSON, PARENT agrees to arrange alternative means of providing for such obligations prior to the consummation of such agreement, including providing a performance bond of an institutional surety or creating an escrow, in each case, in an amount and upon the terms and conditions reasonably satisfactory to HERCULES.

Section 11 - RESTRICTIONS ON TRANSFER
                 Prior to the tenth anniversary of the CLOSING, no shares of PREFERRED STOCK held by HERCULES may be sold, transferred or otherwise disposed of (each, a "TRANSFER") except to PARENT, MACDERMID DELAWARE or a successor to all or substantially all of the assets and business of HERCULES; PROVIDED, HOWEVER, that if an EXCHANGE EVENT described in Section 5(a) (i ) or Section 5(a) (ii) shall have occurred or if PARENT fails to perform its obligation to (i ) redeem shares of EXCHANGE STOCK pursuant to the terms and conditions in the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK issued pursuant to Section 5(a) (iii) hereof or (ii) pay any dividend on the EXCHANGE STOCK pursuant to the CERTIFICATE OF DESIGNATIONS OF THE EXCHANGE STOCK issued pursuant to Section 5(a) (iii) hereof, and such default continues for fifteen days after HERCULES gives notice of such default to PARENT, HERCULES shall be free to TRANSFER any of such shares to a third party, so long as (i )such third party is not, directly or indirectly, a competitor of PARENT or any of its subsidiaries and (ii) prior to effecting the proposed TRANSFER to such a third party, HERCULES shall first grant to PARENT the right, exercisable during the ensuing thirty days, to purchase all, but not less than all, of the shares of PREFERRED STOCK proposed to be TRANSFERRED (the "RIGHT OF FIRST REFUSAL"), on the same terms and conditions that HERCULES has agreed to TRANSFER such shares to the third party.

Section 12 - LEGENDS ON CERTIFICATES
                 HERCULES hereby acknowledges and agrees that each of the certificates representing SERIES A PREFERRED STOCK issued to HERCULES in accordance with this PREFERRED STOCK AGREEMENT shall be subject to stop transfer instructions and shall include the following legends, to the extend applicable:

                     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state.

                     The shares represented by this certificate may not be transferred, sold or otherwise disposed of except pursuant to and subject to that certain Series A Preferred Stock
Agreement between MacDermid Imaging
Technology, Inc., MacDermid, Incorporated and Hercules Incorporated. A copy of such agreement is on file with the Secretary of MacDermid Imaging Technology, Inc.

Section 13 - REMEDIES

               Notwithstanding any other provision contained in the DEFINITIVE AGREEMENTS, to ensure a prompt judicial resolution if (i ) PARENT or MACDERMID DELAWARE shall at anytime be in default of any of their respective obligations under this PREFERRED STOCK AGREEMENT or if (ii) PARENT shall at anytime be in default of its obligation to cause and maintain the election of the SERIES A PREFERRED DIRECTORS (collectively the "OBLIGATIONS"), PARENT and MACDERMID DELAWARE, individually and collectively, agree to cooperate with HERCULES to have a prompt resolution of such default in a Delaware Court, and:

                (a)     agree that a breach of any of the
OBLIGATIONS would constitute irreparable harm to HERCULES:

                (b)     waive PARENT's rights under the SALE AND
PURCHASE AGREEMENT to choose binding arbitration to resolve a dispute regarding the OBLIGATION;

                (c)     irrevocably consent to jurisdiction and
venue for any proceeding relating to the OBLIGATIONS in the Court of Chancery of the State of Delaware in and for New Castle County
(the "CHANCERY COURT");

               (d) agree that if the CHANCERY COURT declines to exercise jurisdiction over the matter it shall immediately be transferred to the Superior Court of the State of Delaware in and for New Castle County and that the matter should proceed and be determined under its Rules governing Summary Proceedings for Commercial Disputes;

               (e)     agree to file their answers to any
complaint filed by HERCULES with respect to the OBLIGATIONS within four days after such complaint is filed and only to assert affirmative defenses that solely relate to the PREFERRED STOCK, the SERIES A PREFERRED DIRECTORS or this PREFERRED STOCK
AGREEMENT, and to no other DEFINITIVE AGREEMENT;

              (f)     agree to set forth their respective
position only in briefs to be filed within fifteen days of the filing of any complaint by HERCULES with respect to the OBLIGATIONS and reply briefs to be filed within five days thereafter and the matter would then be SUB JUDICE; and

             (g) agree that any counterclaim that they may have sill solely relate to the PREFERRED STOCK, the SERIES A
PREFERRED DIRECTORS or to this PREFERRED STOCK AGREEMENT, and to no other DEFINITIVE AGREEMENT.

Section 14 - ASSIGNMENT

                This PREFERRED STOCK AGREEMENT and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any successor by merger, reorganization, consolidation or other business combination) and permitted assigns, but neither this PREFERRED STOCK AGREEMENT nor any of the rights, interests or obligations hereunder shall be assigned by HERCULES except as expressly set forth in this PREFERRED STOCK AGREEMENT.

Section 15 - NOTICES

                All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail with postage prepaid, addressed (i )if to PARENT, to its office at 245 Freight Street, Waterbury, Connecticut 06702-0671 (attention:
Secretary), (ii) if to MACDERMID DELAWARE, to its office at 245 Freight Street, Waterbury, Connecticut 06702-0671 (attention:
Secretary), (iii) if to HERCULES, to its office at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001 (attention: General Counsel) or (iv) to such other address as the parties listed above shall have designated by notice similarly given.

Section 16 - GOVERNING LAW

               This PREFERRED STOCK AGREEMENT and the legal relations among the PARTIES hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

Section 17 - COUNTERPARTS

               This PREFERRED STOCK AGREEMENT may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 18 - HEADINGS

               The headings of the Sections of this PREFERRED
STOCK AGREEMENT are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this PREFERRED STOCK AGREEMENT.

Section 19 - ENTIRE AGREEMENT

               This PREFERRED STOCK AGREEMENT and the other
DEFINITIVE AGREEMENTS set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

Section 20 - THIRD PARTIES

               Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this PREFERRED STOCK AGREEMENT.










































                	IN WITNESS WHEREOF, the parties hereto have caused this PREFERRED STOCK AGREEMENT to be duly executed, all as of the day and year first above written.


                              MACDERMID, INCORPORATED



                              By:_______________________
                                 Its





                              MACDERMID IMAGING TECHNOLOGY, INC.



                              By:________________________
                                 Its




                              HERCULES INCORPORATED


                              By:_________________________
                                 Its